OLD FLORIDA BANKSHARES, INC. AND SUBSIDIARIES

INDEX TO FINANCIAL STATEMENTS

Independent Auditors’ Report	F-2

Consolidated Balance Sheets, December 31, 2006 and 2005	F-3

Consolidated Statements of Earnings for the Years Ended December 31, 2006 and 2005	F-4

Consolidated Statements of Changes in Stockholders’ Equity for the Years Ended December 31, 2006 and 2005	F-5

Consolidated Statements of Cash Flows for the Years Ended December 31, 2006 and 2005	F-6-F-7

Notes to Consolidated Financial Statements, December 31, 2006 and 2005 and for the Years Ended December 31, 2006 and 2005	F-8 - F-31

Independent Auditors’ Report

Old Florida Bankshares, Inc.

Ft. Myers, Florida:

We have audited the accompanying consolidated balance sheets of Old Florida Bankshares, Inc. and Subsidiaries (the “Company”) at December 31, 2006 and 2005, and the related consolidated statements of earnings, changes in stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

HACKER, JOHNSON & SMITH PA

Tampa, Florida

March 29, 2007

OLD FLORIDA BANKSHARES, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

($ in thousands, except per share amounts)

	December 31,
	2006	2005
Assets
Cash and due from banks	$5,028	9,941
Interest-bearing deposits with banks	245	381
Federal funds sold	2,095	9,451

Total cash and cash equivalents	7,368	19,773

Securities available for sale	20,337	17,548
Securities held to maturity	7,219	3,840
Loans, net of allowance for loan losses of $2,657 in 2006 and $2,595 in 2005	235,618	256,120
Premises and equipment, net	9,977	10,097
Federal Home Loan Bank stock, at cost	1,091	843
Accrued interest receivable	1,292	1,101
Deferred income taxes	1,913	2,086
Goodwill	1,982	1,982
Core deposit intangible	62	134
Other assets	1,067	1,253

Total assets	$287,926	314,777

Liabilities and Stockholders’ Equity
Liabilities:
Noninterest-bearing demand deposits	17,244	29,194
Savings, NOW and money-market deposits	107,240	100,389
Time deposits	118,472	137,779

Total deposits	242,956	267,362

Official checks	870	3,301
Other borrowings	—	5,000
Federal Home Loan Bank advances	10,305	7,820
Subordinated notes	5,000	5,000
Accrued interest payable and other liabilities	1,006	1,539

Total liabilities	260,137	290,022

Commitments (Notes 4, 9 and 18)

Stockholders’ equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.01 par value; 5,000,000 shares authorized, 2,010,974 and 1,988,349 shares issued and outstanding in 2006 and 2005	20	20
Additional paid-in capital	22,731	22,370
Retained earnings	5,182	2,630
Accumulated other comprehensive loss	(144)	(265)

Total stockholders’ equity	27,789	24,755

Total liabilities and stockholders’ equity	$287,926	314,777

See Accompanying Notes to Consolidated Financial Statements.

OLD FLORIDA BANKSHARES, INC. AND SUBSIDIARIES

Consolidated Statements of Earnings

($ in thousands, except per share amounts)

	Year Ended December 31,
	2006	2005
Interest income:
Loans	$20,642	15,960
Securities	1,278	804
Other interest-earning assets	678	479

Total interest income	22,598	17,243

Interest expense:
Deposits	10,373	6,588
Other borrowings	909	529

Total interest expense	11,282	7,117

Net interest income	11,316	10,126
Provision for loan losses	16	775

Net interest income after provision for loan losses	11,300	9,351

Noninterest income:
Service charges on deposit accounts	131	243
Other service charges and fees	221	141
Gain on sale of loans held for sale	232	424
Loan brokerage fees	187	118
Rental income	118	106

Total noninterest income	889	1,032

Noninterest expenses:
Salaries and employee benefits	4,626	3,873
Occupancy and equipment	1,601	1,507
Advertising	43	44
Insurance	64	64
Data processing	377	357
Telephone	192	189
Professional fees	104	122
Other	1,181	987

Total noninterest expenses	8,188	7,143

Earnings before income taxes	4,001	3,240
Income taxes	1,449	1,165

Net earnings	$2,552	2,075

Basic earnings per share	$1.27	1.07

Weighted average number of shares outstanding for basic	2,005,742	1,943,376

Diluted earnings per share	$1.22	1.01

Weighted average number of shares outstanding for diluted	2,096,652	2,050,015

See Accompanying Notes to Consolidated Financial Statements.

OLD FLORIDA BANKSHARES, INC. AND SUBSIDIARIES

Consolidated Statements of Changes in Stockholders’ Equity

($ in thousands)

	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
Balance at December 31, 2004	$20	21,477	555	(66)	21,986

Comprehensive income:
Net earnings	—	—	2,075	—	2,075
Net change in unrealized loss on securities available for sale, net of income tax benefit	—	—	—	(199)	(199)

Comprehensive income					1,876

Stock options and warrants exercised (58,094 shares) including tax benefit of $218	—	893	—	—	893

Balance at December 31, 2005	20	22,370	2,630	(265)	24,755

Comprehensive income:
Net earnings	—	—	2,552	—	2,552
Net change in unrealized loss on securities available for sale, net of income taxes	—	—	—	121	121
Comprehensive income					2,673

Stock options and warrants exercised (22,625 shares)	—	361	—	—	361

Balance at December 31, 2006	$20	22,731	5,182	(144)	27,789

See Accompanying Notes to Consolidated Financial Statements.

OLD FLORIDA BANKSHARES, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended December 31,
	2006	2005
Cash flows from operating activities:
Net earnings	$2,552	2,075
Adjustments to reconcile net earnings to net cash (used in) provided by operating activities:
Depreciation and amortization	606	662
Provision for loan losses	16	775
Deferred income taxes (benefit)	110	(211)
Amortization of loan fees, costs, premiums and discounts	(728)	(730)
Amortization of purchase accounting adjustments	(13)	(41)
Loss on sale of securities available for sale	2	—
Gain on sale of loans held for sale	(232)	(424)
Proceeds from sale of loans held for sale	12,432	23,435
Originations of loans held for sale	(12,200)	(23,011)
Increase in accrued interest receivable	(191)	(540)
Decrease (increase) in other assets	186	(491)
(Decrease) increase in official checks, accrued interest payable and other liabilities	(2,964)	2,997
Tax benefit from stock options exercised	—	218

Net cash (used in) provided by operating activities	(424)	4,714

Cash flows from investing activities:
Purchase of securities available for sale	(7,346)	(6,113)
Purchase of securities held to maturity	(3,992)	(2,878)
Maturities of securities held to maturity	594	—
Principal collected on securities available for sale	2,527	2,907
Maturities and calls of securities available for sale	1,000	3,100
Sale of securities available for sale	1,233	—
Net decrease (increase) in loans	21,249	(73,237)
(Purchase) redemption of Federal Home Loan Bank stock	(248)	417
Purchase of premises and equipment	(486)	(1,839)

Net cash provided by (used in) investing activities	14,531	(77,643)

Cash flows from financing activities:
Net (decrease) increase in deposits	(24,358)	65,531
Repayment of Federal Home Loan Bank advances	(12,515)	(34,314)
Proceeds from Federal Home Loan Bank advances	15,000	21,500
Proceeds from subordinated debt	—	5,000
(Decrease) increase in other borrowings	(5,000)	5,000
Proceeds from stock options and warrants exercised	361	675

Net cash (used in) provided by financing activities	(26,512)	63,392

Net decrease in cash and cash equivalents	(12,405)	(9,537)

Cash and cash equivalents at beginning of year	19,773	29,310

Cash and cash equivalents at end of year	$7,368	19,773

(continued)

OLD FLORIDA BANKSHARES, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows, Continued

(In thousands)

	Year Ended December 31,
	2006	2005
Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$11,105	6,960

Income taxes	$1,466	1,217

Noncash transaction-
Accumulated other comprehensive income, net change in unrealized loss on securities available for sale	$121	(199)

See Accompanying Notes to Consolidated Financial Statements.

OLD FLORIDA BANKSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

At December 31, 2006 and 2005 and For the Years then Ended

(1) Summary of Significant Accounting Policies

General. Old Florida Bankshares, Inc. (the “Holding Company”) owns 100% of the outstanding common stock of Old Florida Bank (the “Bank”) (collectively the “Company”). The Holding Company’s only business activities are those of its subsidiary. The Bank is a state (Florida) chartered commercial bank. The Bank offers a variety of community banking services to individual and corporate customers through its four banking offices located in Ft. Myers, Bonita Springs, Cape Coral and Naples, Florida. The deposits of the Bank are insured by the Federal Deposit Insurance Corporation. In September, 2006 Old Florida Capital, Inc., (OFC) a 100% owned subsidiary of the Holding Company was dissolved. OFC brokered commercial mortgage loans.

Basis of Presentation. The accompanying consolidated financial statements include the accounts of the Holding Company, the Bank and OFC. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates. In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and deferred tax assets.

Cash and Cash Equivalents. For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash and due from banks, interest-bearing deposits with banks and federal funds sold, all of which mature within ninety days.

The Company’s banking subsidiary is required by law or regulation to maintain cash reserves with the Federal Reserve Bank. The reserve balances at December 31, 2006 and 2005 were approximately $702,000 and $1,464,000, respectively.

Securities. Securities may be classified as either trading, held to maturity or available for sale. Trading securities are held principally for resale and recorded at their fair values. Unrealized gains and losses on trading securities are included immediately in earnings. Held-to-maturity securities are those which the Company has the positive intent and ability to hold to maturity and are reported at amortized cost. Available-for-sale securities consist of securities not classified as trading securities nor as held-to-maturity securities. Unrealized holding gains and losses, net of tax, on available-for-sale securities are excluded from earnings and reported in comprehensive income. Gains and losses on the sale of available-for-sale securities are recorded on the trade date and are determined using the specific-identification method. Premiums and discounts on securities are recognized in interest income using the interest method over the period to maturity.

(continued)

OLD FLORIDA BANKSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(1) Summary of Significant Accounting Policies, Continued

Loans. Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs.

Commitment fees, loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan.

The accrual of interest on loans is discontinued at the time the loan is ninety days delinquent unless the loan is well-collateralized and in process of collection. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged-off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Loans Held for Sale. Loans held for sale are carried at the lower of cost or estimated fair value in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to earnings. There were no loans held for sale at December 31, 2006 or 2005.

Loan origination fees and direct loan origination costs are deferred until the related loan is sold, at which time the net fees are included in the gain on sale of loans held for sale in the consolidated statements of earnings.

Allowance for Loan Losses. The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

(continued)

OLD FLORIDA BANKSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(1) Summary of Significant Accounting Policies, Continued

Allowance for Loan Losses, Continued. The allowance consists of specific and general components. The specific component relates to loans that are classified as either loss, doubtful, substandard or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers nonclassified loans and is based on historical industry loss experience adjusted for qualitative factors.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due.

Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and commercial real estate loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Company does not separately identify individual installment, home equity or residential real estate loans for impairment disclosures.

Premises and Equipment. Land is stated at cost. Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization expense are computed using the straight-line method over the estimated useful life of each type of asset, or the lease term if shorter.

Goodwill. On August 15, 2003, the Company acquired 100% of Marine Bancshares, Inc. (“Marine”), a bank holding company and parent company of Marine National Bank, which offered a variety of community banking services to individuals and corporate customers through its one banking office located in Naples, Florida. This purchase resulted in goodwill of approximately $1,982,000.

The Company follows Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (“SFAS 142”). SFAS 142 requires goodwill to be tested for impairment on an annual basis and between annual tests in certain circumstances, and written down when impaired. Based on the impairment tests performed, there was no impairment of goodwill during the years ended December 31, 2006 or 2005. There can be no assurance that future goodwill impairment tests will not result in a charge to earnings.

(continued)

OLD FLORIDA BANKSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(1) Summary of Significant Accounting Policies, Continued

Core Deposit Intangible. The core deposit intangible resulted from the bank acquisition of Marine. This amount is being amortized using an accelerated method over five years, the estimated remaining life of the related deposits. Amortization expense for 2006 and 2005 was $71,000 and $98,000, respectively. The future amortization expense will be $45,000 for 2007 and $18,000 for 2008.

Intangible Asset. In February 2002, the Company acquired deposits from another financial institution in South Fort Myers, Florida. The deposits were transferred to the Fort Myers branch. The excess of the fair value of liabilities assumed over the fair value of tangible assets acquired in this transaction is being amortized on the straight-line basis over ten years. The intangible asset at December 31, 2006 and 2005 was $108,723 and $130,111, respectively, and is included in other assets on the consolidated balance sheets.

Transfer of Financial Assets. Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Income Taxes. Deferred tax assets and liabilities are determined using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws.

The Company files a consolidated income tax return. Income taxes are allocated proportionately to the Holding Company and it subsidiaries as though separate income tax returns were filed.

Stock-Based Compensation Plans. Prior to January 1, 2006, the Company’s stock option plans were accounted for under the recognition and measurement provisions of Accounting Principles Board Opinion No. 25 (Opinion 25), Accounting for Stock Issued to Employees, and related Interpretations, as permitted by Financial Accounting Standards Board (FASB) Statement No. 123, Accounting for Stock-Based Compensation (as amended by SFAS No. 148, Accounting for Stock-Based Compensation Transition and Disclosure) (collectively SFAS 123). No stock-based employee compensation cost was recognized in the Company’s consolidated statements of earnings through December 31, 2005, as all options granted under the plans had an exercise price equal to the market value of the underlying common stock on the date of grant, except for the stock options issued in connection with the acquisition of Marine (see note 13). Effective January 1, 2006, the Company adopted the fair value recognition provisions of FASB Statement No. 123(R), Share-Based Payment (SFAS 123(R)), which would require the expensing of the fair value of stock options granted after January 1, 2006. However, no stock options were granted in 2006.

(continued)

OLD FLORIDA BANKSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(1) Summary of Significant Accounting Policies, Continued

Stock-Based Compensation Plans, Continued. In addition, prior to the adoption of SFAS 123(R), the tax benefits of stock options exercised were classified as operating cash flows. Since the adoption of SFAS 123(R), tax benefits resulting from tax deductions in excess of compensation cost recognized for options are classified as financing cash flows. The prior period consolidated cash flow statement was not adjusted to reflect current period presentation. There was no tax benefit recognized for the stock options and warrants exercised in 2006.

Off-Balance-Sheet Financial Instruments. In the ordinary course of business the Company has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, standby letters of credit and unused lines of credit and construction funding. Such financial instruments are recorded in the consolidated financial statements when they are funded.

Fair Values of Financial Instruments. The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. Also certain financial instruments and all nonfinancial instruments are excluded from disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Company. The following methods and assumptions were used by the Company in estimating fair values of financial instruments:

Cash and Cash Equivalents. The carrying amounts of cash and cash equivalents approximates their fair value.

Securities. Fair values for securities available for sale and held to maturity are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments. The carrying value of Federal Home Loan Bank stock approximates fair value.

Loans. For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for fixed-rate loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

Accrued Interest. The carrying amount approximates fair value.

(continued)

OLD FLORIDA BANKSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(1) Summary of Significant Accounting Policies, Continued

Fair Values of Financial Instruments, Continued.

Deposit Liabilities. The fair values disclosed for demand, savings, NOW and money market deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). Fair values for fixed-rate time deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregate expected monthly maturities of time deposits.

Other borrowings. The carrying amount of repurchase agreements purchased approximate fair value.

Federal Home Loan Bank Advances. Fair values for Federal Home Loan Bank advances are estimated using a discounted cash flow calculation that applies interest rates currently being offered on Federal Home Loan Bank advances.

Subordinated Notes. The carrying amount of subordinated notes approximates fair value.

Off-Balance-Sheet Financial Instruments. Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing.

(continued)

OLD FLORIDA BANKSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(1) Summary of Significant Accounting Policies, Continued

Earnings Per Share. Earnings per share (“EPS”) of common stock has been computed on the basis of the weighted-average number of shares of common stock outstanding. Outstanding stock options and warrants are considered dilutive securities for purposes of calculating diluted EPS which is computed using the treasury stock method. The following tables present the calculations of EPS (dollars in thousands, except per share amounts).

	Earnings	Weighted- Average Shares	Per Share Amount
For the Year Ended December 31, 2006:
Basic EPS:
Net earnings available to common stockholders	$2,552	2,005,742	$1.27

Effect of dilutive securities-
Incremental shares from assumed conversion of options and warrants		90,910

Diluted EPS:
Net earnings available to common stockholders and assumed conversions	$2,552	2,096,652	$1.22

For the Year Ended December 31, 2005:
Basic EPS:
Net earnings available to common stockholders	$2,075	1,943,376	$1.07

Effect of dilutive securities-
Incremental shares from assumed conversion of options and warrants		106,639

Diluted EPS:
Net earnings available to common stockholders and assumed conversions	$2,075	2,050,015	$1.01

(continued)

OLD FLORIDA BANKSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(1) Summary of Significant Accounting Policies, Continued

Comprehensive Income. Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net earnings. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the consolidated balance sheet, such items, along with net earnings, are components of comprehensive income. The components of other comprehensive income and related tax effects are as follows (in thousands):

	Years Ended December 31,
	2006	2005
Unrealized holding gains (losses) on available-for-sale securities	$182	(302)
Reclassification adjustment for losses realized in earnings	2	—

Net unrealized gains (losses)	184	(302)

Income taxes	(63)	103

Net amount	$121	(199)

Advertising. The Company expenses all media advertising as incurred.

Recent Accounting Pronouncements. In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (SFAS 157). SFAS 157 defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles and enhances disclosures about fair value measurements. SFAS 157 retains the exchange price notion and clarifies that the exchange price is the price that would be received for an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants on the measurement date. SFAS 157 is effective for the Company’s financial statements for the year beginning on January 1, 2008, with earlier adoption permitted. The adoption of SFAS 157 is not expected to have a material impact on the Company.

In July 2006, the FASB released FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 (FIN 48). FIN 48 clarifies the accounting and reporting for income taxes where interpretation of the tax law may be uncertain. FIN 48 prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of income tax uncertainties with respect to positions taken or expected to be taken in income tax returns. The Company adopted FIN 48 on January 1, 2007. The adoption of FIN 48 had no effect on the Company.

(continued)

OLD FLORIDA BANKSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(1) Summary of Significant Accounting Policies, Continued

Recent Accounting Pronouncements, Continued. In March 2006, the FASB issued SFAS No. 156, Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 133 and 140 (SFAS 156), which permits, but does not require, an entity to account for one or more classes of servicing rights (i.e., mortgage servicing rights) at fair value, with the changes in fair value recorded in the consolidated statement of earnings. This Statement was effective as of January 1, 2007. The adoption of SFAS 156 had no effect on the Company.

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Instruments (SFAS 155), which permits, but does not require, fair value accounting for any hybrid financial instrument that contains an embedded derivative that would otherwise require bifurcation in accordance with SFAS 133. The statement also subjects beneficial interests issued by securitization vehicles to the requirements of SFAS 133. The Statement was effective as of January 1, 2007. The adoption of SFAS 155 had no effect on the Company.

Reclassifications. Certain balances in the 2005 consolidated financial statements have been reclassified to conform to the 2006 presentation.

(2) Securities

Securities have been classified according to management’s intent. The carrying amount of securities and their approximate fair values are as follows (in thousands):

	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Available for Sale:
At December 31, 2006:
U.S. Government Agency securities	$6,302	23	(47)	6,278
Collateralized mortgage obligations	7,837	34	(86)	7,785
Mortgage-backed securities	6,416	—	(142)	6,274

	$20,555	57	(275)	20,337

At December 31, 2005:
U.S. Government Agency securities	5,283	—	(67)	5,216
Collateralized mortgage obligations	4,645	—	(113)	4,532
Mortgage-backed securities	8,021	1	(222)	7,800

	$17,949	1	(402)	17,548

(continued)

OLD FLORIDA BANKSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(2) Securities, Continued

	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Held to Maturity:
At December 31, 2006-
Tax-Exempt Municipals	$7,219	27	(34)	7,212

At December 31, 2005:
U.S. Government Agency securities	494	—	—	494
Tax-Exempt Municipals	3,246	7	(58)	3,195
Other securities	100	—	—	100

	$3,840	7	(58)	3,789

There were no sales of securities available for sale in 2005. Sales of securities available for sale in 2006 were as follows (in thousands):

Gross proceeds	$1,233

Gross losses	$(2)

The scheduled maturities of securities at December 31, 2006 are as follows (in thousands):

	Held to Maturity		Available for Sale
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Due in less than one year	$—	—	1,611	1,599
Due from one to five years	2,782	2,760	4,691	4,679
Due from five to ten years	2,109	2,099	—	—
Due in over ten years	2,328	2,353	—	—
Collateralized mortgage obligations	—	—	7,837	7,785
Mortgage-backed securities	—	—	6,416	6,274

	$7,219	7,212	20,555	20,337

(continued)

OLD FLORIDA BANKSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(2) Securities, Continued

Securities with gross unrealized losses at December 31, 2006, aggregated by investment category and length of time that individual securities have been in a continuous loss position, is as follows (in thousands):

	Less Than Twelve Months		Over Twelve Months
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value
Securities available for sale:
U.S. Government Agency securities	$—	—	(47)	4,277
Collateralized mortgage obligations	—	—	(86)	3,353
Mortgage-backed securities	—	—	(142)	6,274

Total securities available for sale	$—	—	(275)	13,904

Securities held to maturity-
Tax-Exempt municipals	$(5)	1,356	(29)	2,104

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

The unrealized losses on thirty-six investment securities were caused by interest rate changes. It is expected that the securities would not be settled at a price less than the par value of the investments. Because the decline in fair value is attributable to changes in interest rates and not credit quality, and because the Company has the ability and intent to hold these investments until a market price recovery or maturity, these investments are not considered other-than-temporary impaired.

(continued)

OLD FLORIDA BANKSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(3) Loans

The components of loans are as follows (in thousands):

	At December 31,
	2006	2005
Commercial	$4,522	11,275
Commercial real estate	204,259	220,209
Residential real estate	20,691	15,934
Installment	3,543	6,922
Home equity	5,684	5,131

	238,699	259,471

Deduct:
Net deferred loan and commitment fees	(424)	(756)
Allowance for loan losses	(2,657)	(2,595)

Loans, net	$235,618	256,120

An analysis of the change in the allowance for loan losses follows (in thousands):

	Year Ended December 31,
	2006	2005
Beginning balance	$2,595	1,860
Provision for loan losses	16	775
Recoveries (charge-offs), net	46	(40)

Ending balance	$2,657	2,595

(continued)

OLD FLORIDA BANKSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(3) Loans, Continued

The Company identifies impaired loans in accordance with SFAS No. 114 and 118. The following summarizes the amount of impaired loans which were collateral dependent (in thousands):

	At December 31,
	2006	2005
Loans identified as impaired:
Gross loans with no related allowance for losses	$—	—
Gross loans with related allowance for losses recorded	258	199
Less: Allowances on these loans	(39)	(100)

Net investment in impaired loans	$219	99

The average net investment in impaired loans and interest income recognized and received on impaired loans during 2006 and 2005 was as follows (in thousands):

	Year Ended December 31,
	2006	2005
Average net investment in impaired loans	$21	50

Interest income recognized on impaired loans	$—	—

Interest income received on impaired loans	$—	—

Nonaccrual and accruing loans past due ninety days or more were as follows (in thousands):

	At December 31,
	2006	2005
Nonaccrual loans	$258	199
Accruing loans past due ninety days or more	—	234

Total	$258	433

(continued)

OLD FLORIDA BANKSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(4) Premises and Equipment

A summary of premises and equipment follows (in thousands):

	At December 31,
	2006	2005
Land	$3,161	3,161
Building	6,512	6,362
Leasehold improvements	427	248
Furniture and fixtures	1,790	1,626
Computer equipment and software	1,407	1,404

Total, at cost	13,297	12,801
Less accumulated depreciation and amortization	(3,320)	(2,704)

Premises and equipment, net	$9,977	10,097

The Company has operating leases for two of its branch facilities. Both leases are for terms of five years. One lease contains three five-year renewal options, and the other lease has two five-year renewal options. Also, the Company leases certain equipment and automobiles under operating leases, with terms ranging from two to three years. Rent expense under operating leases during the years ended December 31, 2006 and 2005 was $265,395 and $243,338, respectively. The Company also leases office space in its Naples branch under an operating lease to a third party. Rental income for 2006 and 2005 was $118,000 and $106,000, respectively. Approximate minimum annual rental commitments under noncancellable operating leases are as follows (in thousands):

	Operating	Operating
	Lease	Lease
Year Ending December 31,	Expense	Income
2007	$230	118
2008	237	125
2009	242	133
2010	200	142

	$909	518

(continued)

OLD FLORIDA BANKSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(5) Deposits

The aggregate amount of time deposits with a minimum denomination of $100,000, was approximately $77.8 million and $81.8 million at December 31, 2006 and 2005, respectively.

A schedule of maturities of time deposits at December 31, 2006 follows (in thousands):

Year Ending December 31,	Amount
2007	$76,729
2008	11,103
2009	14,268
2010	12,663
2011	3,709

$118,472

(6) Other Borrowings

The Company entered into a repurchase agreement with another bank. The agreement required the Company to pledge securities as collateral. At December 31, 2005, the outstanding balance of such borrowings totaled $5 million and the Company had pledged securities with a carrying value of approximately $5.4 million as collateral for the agreement. The Company had no repurchase agreements outstanding at December 31, 2006.

(7) Federal Home Loan Bank Advances

Maturities and interest rates on Federal Home Loan Bank (“FHLB”) advances were as follows (dollars in thousands):

Year Ending December 31,	Interest Rate		At December 31,
			2006	2005
2006	4.60%		$—	7,500
2007	4.99%		5,000	—
2007	5.50%		5,000	—
2011	1.50	%(1)	305	320

			$10,305	7,820

(1)	Low interest rate due to being related to FHLB low-income community development loan program.

At December 31, 2006 and 2005, FHLB advances were collateralized by all of the Company’s FHLB stock and a blanket lien on commercial real estate and residential real estate loans.

(continued)

OLD FLORIDA BANKSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(8) Subordinated Notes

On June 15, 2005, the Bank issued $5,000,000 in subordinated capital notes (the “Notes”). The Notes mature on June 30, 2015 and bear interest equal to the three-month LIBOR plus 1.9% (7.27% at December 31, 2006). After June 30, 2010, the Notes may be redeemed at the Bank’s option at any time.

(9) Financial Instruments

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments are unused lines of credit and construction funding, commitments to extend credit and standby letters of credit and may involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the consolidated balance sheet. The contract amounts of these instruments reflect the extent of involvement the Company has in these financial instruments.

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instruments for unused lines of credit and construction funding, commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments as it does for on-balance-sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Company upon extension of credit is based on management’s credit evaluation of the counterparty.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that included in extending loans to customers. All outstanding letters of credit at December 31, 2006 expire in 2007 and the Company has not recorded a liability for these letters of credit. The Company has collateral securing these agreements or guarantees, which in the event that the Company is required to fund the letters of credit, is expected to result in no loss to the Company.

(continued)

OLD FLORIDA BANKSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(9) Financial Instruments, Continued

The estimated fair values of the Company’s financial instruments were as follows (in thousands):

	At December 31, 2006		At December 31, 2005
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets:
Cash and cash equivalents	$7,368	7,368	19,773	19,773

Securities available for sale	$20,337	20,337	17,548	17,548

Securities held to maturity	$7,219	7,212	3,840	3,789

Loans, net	$235,618	234,869	256,120	255,631

Accrued interest receivable	$1,292	1,292	1,101	1,101

Federal Home Loan Bank stock	$1,091	1,091	843	843

Financial liabilities:
Deposits	$242,956	243,600	267,362	268,436

FHLB advances	$10,305	10,272	7,820	7,616

Subordinated notes	$5,000	5,000	5,000	5,000

Other borrowings	$—	—	5,000	5,000

Off-balance sheet financial instruments	$—	—	—	—

Unused lines of credit and construction funding, commitments to extend credit and standby letters of credit typically result in loans with a market interest rate when funded. A summary of the amounts of the Company’s financial instruments, with off-balance-sheet risk at December 31, 2006 follows (in thousands):

Contract Amount
Unused lines of credit and construction funding	$25,037

Commitments to extend credit	$6,037

Standby letters of credit	$1,804

(continued)

OLD FLORIDA BANKSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(10) Credit Risk

The Company grants the majority of its loans to borrowers throughout the Ft. Myers, Bonita Springs, Cape Coral and Naples, Florida areas. Although the Company has a diversified loan portfolio, a significant portion of its borrowers’ ability to honor their contracts is dependent upon the economy of Ft. Myers, Bonita Springs, Cape Coral and Naples, Florida.

(11) Income Taxes

Allocation of Federal and state income taxes between current and deferred portions is as follows (in thousands):

	Year Ended December 31,
	2006	2005
Current:
Federal	$1,135	1,171
State	204	205

Total current	1,339	1,376

Deferred:
Federal	94	(180)
State	16	(31)

Total deferred	110	(211)

Total income taxes	$1,449	1,165

The reasons for the differences between the statutory Federal income tax rate and the effective tax rate are summarized as follows ($ in thousands):

	Years Ended December 31,
	2006		2005
		% of		% of
		Pretax		Pretax
	Amount	Earnings	Amount	Earnings
Income taxes at Federal statutory rate	$1,360	34.0%	$1,102	34.0%
Increase (decrease) resulting from:
State taxes, net of Federal tax benefit	145	3.6	115	3.5
Tax exempt interest, net	(62)	(1.5)	(22)	(.7)
Other	6.1		(30)	(.8)

	$1,449	36.2%	$1,165	36.0%

(continued)

OLD FLORIDA BANKSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(11) Income Taxes, Continued

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below (in thousands).

	At December 31,
	2006	2005
Deferred tax assets:
Net operating loss carryforwards	$960	1,108
Allowance for loan losses	848	842
Accumulated depreciation	34	21
Unrealized loss on securities available for sale	74	137
Other	11	13

Deferred tax assets	1,927	2,121
Deferred tax liabilities-
Purchase accounting adjustments	(14)	(35)

Net deferred tax asset	$1,913	2,086

At December 31, 2006, the Company has approximately $2,551,000 of net operating loss carryforwards available to offset future taxable income. These carryforwards will expire beginning in 2019 if not previously utilized. Due to a prior change in ownership these net operating loss carryforwards are subject to an annual limitation of approximately $394,000.

(12) Related Party Transactions

At December 31, 2006 and 2005, officers and directors of the Company and entities in which they hold a financial interest had loan balances outstanding to the Company of approximately $1.7 million and $1.8 million, respectively.

(13) Stock Option Plans and Warrants

The Company has an incentive stock option plan for officers and employees of the Company and has reserved 100,000 shares of common stock for the plan. The exercise price of the stock options is the greater of $10 or the fair market value of the common stock on the date of grant. The options vest 33% during the second and third year, respectively, after grant and are fully exercisable during the fourth year after the grant date. The options must be exercised within 10 years from the date of grant. At December 31, 2006, 31,494 shares remain available for grant.

(continued)

OLD FLORIDA BANKSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(13) Stock Option Plans and Warrants, Continued

The Company also has a nonqualified stock option plan for directors of the Company and has reserved 131,000 (amended) shares of common stock for the plan. The exercise price of the stock options is the greater of $10 or the fair market value of the common stock on the date of grant and options vest 33% during the second and third year, respectively, after grant and are fully exercisable during the fourth year after the grant date, except for the stock options issued in connection with the acquisition of Marine which had a exercise price of $8.06 and were fully vested when issued. The options must be exercised within 10 years from the date of grant. As of December 31, 2006 all available options had been granted.

A summary of stock option transactions follows ($ in thousands, except per share amounts):

		Weighted-	Weighted
		Average	Aggregate
	Number of	Exercise	Contractual
	Options	Price	Term
Outstanding at December 31, 2004	208,896	$10.25
Options exercised	(33,310)	8.30
Options forfeited	(5,190)	13.89

Outstanding at December 31, 2005	170,396	10.58
Options exercised	(2,475)	14.37
Options forfeited	(5,525)	15.30
Options cancelled	(18,500)	10.00

Outstanding at December 31, 2006	143,896	$10.32	2.90 years

Exercisable at December 31, 2006	142,513	$10.27	2.86 years

In 2006 the Company cancelled 18,500 options in exchange for $527,000 which was expensed in 2006.

The total intrinsic value of options exercised during the year ended December 31, 2006, was $36,000. There was no tax benefit realized in connection with the stock options exercised during 2006.

The 31,000 stock options issued in 2003 in connection with the acquisition of Marine had an exercise price $8.06 which was less than the market value of the Company’s common stock at the date of acquisition. The difference was recorded as additional paid-in-capital and goodwill.

(continued)

OLD FLORIDA BANKSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(13) Stock Option Plans and Warrants, Continued

In connection with the acquisition of Marine, former directors of Marine had 103,024 warrants outstanding which were converted into 63,875 warrants to purchase one share of the Company’s common stock for each warrant issued at a price of $16.13, which exceeded the market value of the Company’s common stock at the date of acquisition. The warrants were vested immediately and are exercisable through 2009. In 2006 and 2005, 20,150 and 24,784 warrants were exercised and at December 31, 2006, 18,941 warrants still remain unexercised.

(14) Profit Sharing Plan

The Company sponsors a profit sharing plan in accordance with the provisions of Section 401(k) of the Internal Revenue Code. The profit sharing plan is available to all employees electing to participate after meeting certain length-of-service requirements. The Company contributed $67,431 and $61,263 to the plan during the years ended December 31, 2006 and 2005, respectively.

(15) Stockholders’ Equity

Federal and state banking regulations place certain restrictions on dividends paid and loans or advances made by the Bank to the Holding Company.

(16) Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by regulatory banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s and Company’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and percents (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2006, that the Bank meets all capital adequacy requirements to which it is subject.

(continued)

OLD FLORIDA BANKSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(16) Regulatory Matters, Continued

As of December 31, 2006, the most recent notification from the regulatory authorities categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage percents as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank’s category. The Bank’s actual capital amounts and percentages are also presented in the table (dollars in thousands).

	Actual		For Capital Adequacy Purposes		For Well Capitalized Purposes
	Amount	Percent	Amount	Percent	Amount	Percent
As of December 31, 2006:
Total Capital (to Risk-Weighted Assets)	$31,978	12.78%	$20,022	8.00%	$25,027	10.00%
Tier I Capital (to Risk-Weighted Assets)	24,321	9.72	10,011	4.00	15,016	6.00
Tier I Capital (to Average Assets)	24,321	8.21	11,849	4.00	14,811	5.00

As of December 31, 2005:
Total Capital (to Risk-Weighted Assets)	29,173	10.88	21,454	8.00	26,817	10.00
Tier I Capital (to Risk-Weighted Assets)	21,579	8.05	10,727	4.00	16,090	6.00
Tier I Capital (to Average Assets)	21,579	6.94	12,431	4.00	15,538	5.00

(continued)

OLD FLORIDA BANKSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(17) Holding Company Financial Information

The Holding Company’s financial information as of December 31, 2006 and 2005 and for the years then ended follows (in thousands):

Condensed Balance Sheets

	At December 31,
	2006	2005
Assets
Cash	$1,295	319
Security held to maturity	—	594
Investment in subsidiaries	26,158	23,484
Other assets	336	358

Total assets	$27,789	24,755

Liabilities and Stockholders’ Equity

Stockholders’ equity	27,789	24,755

Total liabilities and stockholders’ equity	$27,789	24,755

Condensed Statements of Earnings
	For the Years Ended
	December 31,
	2006	2005
Revenue	$43	—
Expenses	(44)	(38)
Income of subsidiaries	2,553	2,113

Net earnings	$2,552	2,075

(continued)

OLD FLORIDA BANKSHARES, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(17) Holding Company Financial Information, Continued

Condensed Statements of Cash Flows

	For the Years Ended
	December 31,
	2006	2005
Cash flows from operating activities:
Net earnings	$2,552	2,075
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Decrease in other assets	22	—
Equity in undistributed earnings of subsidiaries	(2,553)	(2,113)

Net cash provided by (used in) operating activities	21	(38)

Cash flows from investing activity-
Maturity (purchase) of securities held to maturity	594	(494)

Cash flows from financing activity-
Proceeds from stock options and warrants exercised	361	675

Net increase in cash	976	143
Cash at beginning of the year	319	176

Cash at end of year	$1,295	319

Noncash transactions:
Change in investment in subsidiary due to change in accumulated other comprehensive income, change in unrealized loss on securities available for sale, net of income tax	$121	(199)

Tax benefit recognized by subsidiary in connection with stock options exercised	$—	218

(18) Merger Agreement

The Boards of Directors of Bancshares of Florida, Inc. and Old Florida Bankshares, Inc. have both unanimously approved an Agreement and Plan of Merger among Bancshares of Florida and its subsidiary, Bank of Florida-Southwest, and Old Florida Bankshares, Inc. and its subsidiary, Old Florida Bank. Pursuant to this agreement, Old Florida Bankshares, Inc. will be merged with and into Bancshares of Florida and Old Florida Bank’s operations will be combined with Bank of Florida’s. The completion of the merger is subject to customary conditions, including shareholder and regulatory approvals.